Exhibit 10.54
AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) by and between DXC Technology Company, a Nevada corporation (the “Company”), and Michael J. Salvino (the “Executive” and, together with the Company, the “Parties”), shall be effective as of May 27, 2021 (as defined below) (the “Amendment Effective Date”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement originally dated as of September 12, 2019 (the “Employment Agreement”);

WHEREAS, the Parties now wish to amend the Employment Agreement;

WHEREAS, the Board of Directors of the Company has approved this Amendment in the manner reflected herein.

NOW THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:

1.Section 5(d)(1) of the Employment Agreement is hereby amended in its entirety as follows:

(1)    In the event (A) Executive is terminated by the Company without Cause or (B) Executive terminates his employment for Good Reason (as hereinafter defined) (each, a “Qualifying Termination”), Executive shall be entitled to receive (i) the Accrued Rights; (ii) a Pro-Rata Bonus for the fiscal year in which Executive’s termination occurs and (iii) subject to (X) Executive’s continued compliance with the provisions of Sections 10, 11 and 12 hereof, and (Y) Executive’s execution and non-revocation of a release of claims substantially in the form attached hereto as Annex A, with such changes as may be required by changes in applicable law (a “Release”), a severance payment in an amount equal to the Applicable Multiple (as defined below) times the sum of (A) and (B), where (A) is the Base Salary, as in effect immediately prior to the delivery of notice of termination, and (B) is Executive’s Bonus Amount (as defined below). In the case of a Qualifying Termination due to termination of Executive’s employment by the Company without Cause which occurs on or within three (3) years following a Change in Control or a Qualifying Termination due to Executive’s termination for Good Reason which occurs on or within two (2) years following a Change in Control (in either case, a “CIC Qualifying Termination”), the “Applicable Multiple” shall be three (3) and the Bonus Amount shall be determined in accordance with Section 2(c)(ii) of the Company’s Severance Plan for Senior Management and Key Employees, as amended. For any other Qualifying Termination (other than a CIC Qualifying Termination), the “Applicable Multiple” shall be two (2) and the “Bonus Amount” shall be the Executive’s

Exhibit 10.54
target annual bonus provided for in Section 2(b) of this Agreement for the fiscal year in which such termination occurs. In the case of a CIC Qualifying Termination which occurs on or within two (2) years following a Change in Control, the severance payment shall be payable in a single lump sum not later than ten (10) days following Executive’s termination of employment. In the case of a CIC Qualifying Termination due to termination of Executive’s employment by the Company without Cause which occurs more than two (2) years but within three (3) years following a Change in Control, the severance payment shall be payable in thirty-six (36) equal monthly installments following Executive’s termination. In the case of any other Qualifying Termination (other than a CIC Qualifying Termination), the severance payment shall be payable in twenty-four (24) equal monthly installments following Executive’s termination. Executive’s outstanding equity awards shall be administered substantially in accordance with the terms set forth in Annexes E and F; provided, however, that if any Qualifying Termination occurs (i) prior to a Change in Control or more than two (2) years following a Change in Control, such termination shall be deemed an approved termination and any outstanding PSU awards as to which at least one (1) year in the applicable performance period has elapsed as of the date of such termination shall be settled as set forth in Section 4(a)(ii) of Annex E (and any other outstanding PSU awards shall be forfeited) and any outstanding RSU awards shall be settled as set forth in Section 3(a)(ii) of Annex F, and (ii) on or within two (2) years following a Change in Control, any outstanding PSU awards shall be settled in accordance with Section 4(d) of Annex E and any outstanding RSU awards shall be settled in accordance with Section 3(e) of Annex F; and provided that the duration of the conditions set forth in Sections 6(c)(i) and 6(c)(vi) of Annex E and Sections 5(c)(i) and 5(c)(vi) of Annex F shall be one (1) year.

2.In all other respects, the Employment Agreement is hereby ratified and confirmed.

[Signature Page Follows]

Exhibit 10.54
IN WITNESS WHEREOF, the Parties hereto have executed this Amendment effective as of the Amendment Effective Date.

Executive:                        For the Company:

/s/ Michael J. Salvino____________________    /s/ Mary Finch_______________________
Michael J. Salvino                    Name:    Mary Finch
Title:     Executive Vice President &
                                Chief Human Resources Officer